Response Biomedical Corporation
Announces Share Consolidation

VANCOUVER, British Columbia - August 16, 2012 - Response Biomedical Corp. (TSX: RBM, OTCBB: RPBIF) (the “Company” or “RBM”), announced today that, in accordance with the authority granted by shareholders at the Company’s special and annual general meeting held on June 19, 2012 (the “Meeting”) to implement a consolidation of the issued and outstanding common shares of the Company (the “Common Shares”) on the basis of every twenty (20) Common Shares being consolidated into one (1) Common Share (the “Consolidation”), the board of directors has decided to proceed with the Consolidation.

The Company has received conditional approval from the Toronto Stock Exchange (“TSX”) to effect the Consolidation.  Subject to the Company receiving final approval from the TSX, the effective date of the Consolidation is expected to be on or about September 24, 2012.  It is expected that the post-Consolidation Common Shares will begin trading on the TSX on or about September 26, 2012.

The Consolidation affects all of the Company’s Common Shares, stock options and warrants outstanding at the Effective Date.  No fractional Common Shares will be issued pursuant to the Consolidation and shareholders will not receive cash in lieu of fractional Common Shares resulting from the Consolidation.  The post-Consolidation Common Shares will be represented by a new CUSIP, but there will be no changes in the stock symbols of the Company.

Letters of transmittal with respect to the Consolidation will be mailed to the Company’s registered shareholders shortly.  All registered shareholders will be required to send their share certificates representing pre-Consolidation Common Shares, along with a properly executed letter of transmittal, to the Company’s registrar and transfer agent, Computershare Investor Services Inc. (“Computershare”), in accordance with the instructions provided in the letter of transmittal.  All registered shareholders who submit to Computershare a completed letter of transmittal, along with their respective certificates representing pre-Consolidation Common Shares, will receive in exchange new certificates representing their post-Consolidation Common Shares.

About Response Biomedical Corp.

RBM develops, manufactures and markets rapid on-site diagnostic tests for use with its RAMP® platform for clinical and environmental applications. RAMP® represents a new paradigm in diagnostics that provides high sensitivity and reliable information in minutes. It is ideally suited to both point of care testing and laboratory use.

The RAMP® system consists of a reader and single-use disposable test cartridges, and has the potential to be adapted to more than 250 medical and non-medical tests currently performed in laboratories. RAMP® clinical tests are commercially available for the early detection of heart attack and congestive heart failure through our commercial partners and distributors.

In the non-clinical market, RAMP® Tests are currently provided for the environmental detection of West Nile Virus, and Biodefense applications including the rapid on-site detection of anthrax, smallpox, ricin and botulinum toxin.

The Company has achieved CE Marking for its readers and clinical tests and its Quality Management System is registered to ISO 13485: 2003 and ISO 9001: 2008.

RBM is a publicly traded company listed on the TSX under the trading symbol "RBM" and quoted on the OTC Bulletin Board under the symbol "RPBIF". For further information, please visit the Company's website at www.responsebio.com.

About the RAMP® Reader and RAMP® 200 reader

The RAMP® enabling platform is a portable scanning fluorescence quantitative analysis platform for near patient testing that enables rapid and robust quantitative results. The platform includes easy software upgrades, data management capabilities and unique interface options. The RAMP® Reader features a small footprint and attractive ease of use for moderate throughput settings. The RAMP® 200 reader has innovative design features, including the multi-port capability to run 18 tests per hour on one module and up to 36 tests per hour, using three modules. This allows tests to be run on multiple patients simultaneously or multiple assays to be run for one patient. More information on our proprietary RAMP® technology can be found at www.responsebio.com.

Forward-Looking Statements

Certain statements contained in this news release constitute forward-looking information or forward-look statements (collectively, “forward-looking statements”) with the meaning of applicable securities legislation.  Forward-looking statements are typically identified by words such as “believe”, “may”, “will”, “project”, “anticipate”, “continue”, estimate”, “expect”, “intend” and other similar words suggesting future events or future performance.  Forward-looking statements are made based on assumptions made by the Company regarding various matters.  Although the Company believes the expectations reflected in such forward-looking statements, and the assumptions upon which such forward-looking statements are made, are reasonable, there can be no assurance that such expectations will prove to be correct.

Readers are cautioned not to place undue reliance on forward-looking statements included in this news release, as there can be no assurance that the plans, intentions or expectations upon which the forward-looking statements are based will occur.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements.  Many factors may cause the Company’s actual results to differ materially from any forward-looking statement, including the factors detailed in the Company’s filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to its amended annual report on Form 10-K, Annual Information Form and other filings with the Securities and Exchange Commission and Canadian securities regulatory authorities.

The forward-looking statements contained in this news release are current as of the date hereof and are qualified in their entirety by this cautionary statement.  Except as expressly required by applicable securities laws, the Company does not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact:

Response Biomedical Corporation

Patricia Massitti, 604-456-6010
VP, Administration & Corporate Communications
pmassitti@responsebio.com